compassdiversified.com Investor Day January 16, 2025

compassdiversified.com Legal Disclaimer “Compass Diversified,” as we refer to it, is comprised of three separate, business entities that work closely together: Compass Group Diversified Holdings LLC (the “Company”), sponsor of Compass Diversified Holdings (“Holdings”), and Compass Group Management LLC, the external manager of the organization, which we refer to as the “Manager.” Although the shares issued to the public are technically at the Holdings level (NYSE:CODI), Holdings and the Company file consolidated reports with the Securities Exchange Commission (the “SEC”) and are referred to collectively herein as “CODI,”, “us,” “we” or “our.” This presentation does not constitute an offer or invitation for the sale or purchase of securities and has been prepared solely for informational purposes. This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be made a part of this presentation or by reference to other documents we file with the SEC. Some of the forward-looking statements can be identified by the use of forward-looking words. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," “plan,” “may,” "intend," "target," "estimate," “outlook,” "continue," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions. Certain statements regarding the following particularly are forward-looking in nature: future financial performance, market forecasts or projections, projected capital expenditures and our business and acquisition strategy. All forward-looking statements are based on our management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Forward-looking statements are subject to a number of assumptions, risks and uncertainties, some of which are not currently known to us and may change over time, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. In addition to factors previously disclosed in CODI’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements: changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, or social, civil and political unrest; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Further information regarding CODI and factors which could affect the forward-looking statements contained herein can be found in CODI’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Our actual results may differ materially from the results discussed in forward-looking statements and you should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, we assume no duty to update forward-looking statements. In addition, our discussion may include references to Adjusted Earnings, Adjusted EBITDA, Subsidiary Adjusted EBITDA, pro forma adjusted EBITDA, retained cash, or other non-GAAP measures. These non-GAAP financial measures have limitations as analytical tools and should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies. Non-GAAP measures are not necessarily indicative of our future results of operations or financial condition. A reconciliation of the most directly comparable GAAP financial measures to such non-GAAP financial measures is included in our annual and quarterly reports in Forms 10-K and 10-Q filed with the SEC as well as the Appendix attached to this presentation. In reliance on the unreasonable efforts exception provided under Regulation G and Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled expected Adjusted Earnings, Adjusted EBITDA or Subsidiary Adjusted EBITDA to their comparable GAAP measures because we do not provide guidance on net income (loss) or net income (loss) from continuing operations or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results. References in this presentation or our discussion to employees refer to employees of our Manager, as CODI currently does not have any employees and does not expect to have any employees in the foreseeable future. References in this presentation or our discussion to the “Board of Directors” or the “Board” or any “committee” of the Board, and to our “subsidiaries” or our “businesses” refer to the Board of Directors and the subsidiaries of the Company, respectively.

compassdiversified.com Welcome Q4 Update & Strategy Overview M&A Market & Verticals Financial Outlook Q&A – Strategy & Outlook CODI in Action – Moderated Panel Discussion  5.11 - Troy Brown  PrimaLoft – Anne Cavassa  Altor – Terry Moody Lunch & “CODI Corner” Today’s Agenda

compassdiversified.com Overview & Strategy Elias Sabo Founding Partner & Chief Executive Officer

compassdiversified.com Subsidiaries Performed Well in Q4; Expect Results to Come in at or Above the High End of Our Guidance*  Continued strength in Consumer  Industrial accelerating  Expect to take ~$12 million write down of inventory at 5.11 related to PFAS; Write off inline with previously communicated expectations Sold Ergobaby for an Enterprise Value of $104 Million  Will be reported as discontinued operations Raised $300 Million in Incremental Term Loan A  Initial funding of $200 million; Additional $100 million available with six- month delayed draw  Coterminous with the existing Term Loan A (matures July 2027) In Q4 2024 - Raised ~$90 Million in Preferred Shares  >$115 million full Year  Flexible; low cost source of capital Re-purchased >400,000 Shares of Common Shares  Average price of $23.19 Q4 2024 Update *Excluding impact of Ergobaby & PFAS write-off

SubsidiariesCODI By The Numbers* *As at 09/30/2024 (includes Ergobaby) $161M $9.3B+ $5.1B+ $505M+ $2.2B+ TTM Adjusted Earnings1 Aggregate Acquisitions 24 Platforms and 34 Add-Ons Invested Capital TTM pro forma Subsidiary Adjusted EBITDA1,2 TTM pro forma Revenue2 22.5% TTM pro forma Subsidiary Adjusted EBITDA Margin1,2 Consumer Businesses Industrial Businesses 1Subsidiry Adjusted EBITDA, Adjusted EBITDA Margins, & Adjusted Earnings are non-GAAP financial measures. Please see Appendix. 2Pro forma financial data includes comparative historical results of our platform acquisitions as if acquired at the beginning of the period presented.

compassdiversified.com CODI is more than a ticker symbol.

compassdiversified.com C O D I ulture f isruption & nnovation

compassdiversified.com Collaboration We measure success as a team CODI Values Passion We have a strong will to succeed— an intense but graceful competitiveness Integrity We will always choose the right way over the easy way Accountability We deliver against our commitments and take initiative each step of the way Humility We recognize that we don't have all the answers, so we partner with strong world-class managers through the CODI family

compassdiversified.com We are unique. We are redefining our industry with transparency, liquidity, and accessibility.

compassdiversified.com Purpose-driven organization defined by our values Long-term focus on acquiring and owning innovative and disruptive businesses Financed in an intelligent way to lower overall cost of capital and align stakeholder incentives Match duration of opportunity with duration of capital Public company transparency and liquidity We are NOT Private Equity

The Evolution of CODI

	Foundational	Repositioning	Accelerating	
	2006 – 2017	2018 – 2023	2024*	2025 & Beyond*
Organic Growth (pro forma)	GDP Growth	GDP+ Growth	>5%	>2x GDP Growth
Subsidiary Adjusted EBITDA %[1]	Low	Medium	>23%	High
Subsidiary Characteristics	Stable & Modest Growth	Faster Growing & Innovative	Innovative & Disruptive	Innovative & Disruptive
Cost of Capital	Extremely High (Competitive Disadvantage)	Improving	Industry Leading	Industry Leading
Progress	▪ IPO (first of its kind public company) ▪ Democratized Access to Middle Market ▪ Permanent Capital Differentiation	▪ Reduced Cost of Capital ▪ Greater Scale ▪ Improved Governance ▪ Simplified Tax Structure ▪ Restructured Balance Sheet	▪ Acquired The Honey Pot; Divested Ergobaby ▪ Codified Investment Thesis ▪ Launched Centers of Excellence	▪ Buyer of Choice ▪ Centers of Excellence ▪ Lowest Cost of Capital ▪ Closer Aligned Incentives
Challenges	▪ High Cost of Capital ▪ Model Not Understood	▪ Subsidiary Transition ▪ Market disruptions (COVID; Supply Chain, etc.)	▪ Inflation & Interest Rates ▪ Muted M&A Market	▪ Tightened Aperture for Acquisitions ▪ Higher Multiples for Better Businesses

[1]Adjusted EBITDA % is a Non-GAAP Measure

*Based on management's current estimates and assumptions. These are subject to significant uncertainties and contingencies and are based upon management's current assumptions, which are subject to change.

compassdiversified.com The CODI Advantage For Our Businesses

compassdiversified.com Partner with Management Teams Alignment of values, strategic partner, active support to realize their vision The CODI Advantage For Our Businesses Growth & Innovation Mindset Driving outsized growth through innovation, superior execution and a long-term focus Permanent & Patient Capital Acquisitions financed at the parent company, duration of capital to match the duration of the opportunity, building lasting infrastructure Emerging Centers of Excellence Making expert resources and strategic advice available as required/requested

compassdiversified.com The CODI Advantage For Our Communities

compassdiversified.com Value-Driven fully committed ownership, with incentive to invest for the long-term The CODI Advantage For Our Communities Future-Thinking For Our People & Planet attracting and retaining top-tier talent; commitment to improving our companies and the world in which we operate Superior Governance & Transparency transparent reporting, independent board, strong financial processes and controls, ensuring our businesses thrive

compassdiversified.com The CODI Advantage For Our Shareholders

compassdiversified.com Unique Access to Middle Market Companies Exposure to innovative and disruptive businesses with public market transparency and liquidity The CODI Advantage For Our Shareholders Differentiated Value Creation Model Industry-leading cost of capital, patient deployment of capital, selective acquisitions, opportunistic divestitures Track Record of Strong Returns History of strong returns on invested capital, aligned interests between shareholders and management

compassdiversified.com Key Changes – Management Services Agreement  Established a Sliding Scale for Management Fees: — Management Fee of 2.0% of Adjusted Net Assets (“ANA”) up to $3.5 billion — Management Fee of 1.25% of ANA over $3.5 billion and less than $10 billion — Fixed Management Fee of 1.5% if ANA hits $10 billion  Eliminated Integration Service Fees on Platform Acquisitions  Adjusted Net Assets Excludes Excess Cash Held at CODI and its Subsidiaries  Established Incentive Management Fee of 0.25% for ANA between $3.5 - $10 billion — Only distributable to active members of management team — Earned when the trailing 3-year annualized internal rate of return exceeds 12% — Requires approval of Board’s Compensation Committee (comprised of independent Board members)  Effective – the Quarter Commencing on January 1, 2025 For Our Shareholders Revised Management Services Agreement Key Benefits  Reduces shareholder costs  Further aligns management compensation with shareholder interests  Increases oversight of the Board's Compensation Committee  Focuses rewards for active members of management team

compassdiversified.com CODI – Shareholder Savings Integration Service FeeManagement Fees Adjusted Net Assets New Agreement Old AgreementNew Agreement Old Agreement $3.5 Million $0 $3.5 Million based on The Honey Pot $70 Million$70 Million$3.5 Billion $5.5 Million$0 $3.5 Million based on The Honey Pot $74 Million$76 Million$3.8 Billion $18 Million$0 $7.0 Million Assumes 2 new platform acquisitions per year $89 Million$100 Million$5.0 Billion $60 Million$0 $10 Million Assumes 2-3 new platform acquisitions per year $150 Million$200 Million$10.0 Billion For Our Shareholders Revised Management Services Agreement Illustrative – Annual Impact* *Excludes impact of any Incentive Management Fees (if earned)

compassdiversified.com Vertical & Subsidiary Update Pat Maciariello Partner & Chief Operating Officer

compassdiversified.com Empowering Success, Driving Growth, Exceeding Expectations Investment Thesis: At CODI, we acquire high-growth middle-market companies that we believe have a sustainable competitive advantage, poised to gain share in attractive markets. We empower strong management teams to realize their vision and drive outsized growth through innovation, superior execution, and a focus on the long-term. 2 Transaction Size Range of $100 Million to $800 Million 1 Consumer, Industrial Technology, and Healthcare & Critical Outsourced Sectors 3 EBITDA >$10 Million with Attractive Long-Term Growth Prospects Acquisition Criteria

compassdiversified.com Consumer (as of 9/30/24 – excluding Ergobaby) 6 $1.5B 11.9% Subsidiary Companies TTM Revenue (pro forma)1 TTM Revenue Growth (pro forma)1 $373M 25.7% TTM Adj. EBITDA (pro forma) 1,2 TTM Adj. EBITDA Margin (pro forma) 1,2 Consumer Subsidiaries Long-Term Outlook HSD+ Organic Revenue Growth >25% Adjusted EBITDA Margin2 +++ Capital Deployment Overview 1Pro forma financial data includes comparative historical results of our platform acquisitions as if acquired at the beginning of the period presented. 2Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures

compassdiversified.com 9 Curated Salons >$450k Average Transaction Size $425M+ Revenue (TTM)* 58.9% Growth (TTM)* $166M+ Adj EBITDA (TTM)* >80% Revenue from Repeat Customers >$19k Revenue Per Sq. Foot 39% Adj EBITDA Margin (TTM)* Disruptive business model redefining the >$160 Billion Luxury Collectibles Category * As of 9/30/2024 Growth continued in 2024 and expected to contribute >$180 Million in adjusted subsidiary EBITDA Given competitive positioning, ongoing investments and geographic expansion; Lugano is expected to continue to drive outsized growth

compassdiversified.com Lugano – Impact to CODI Leverage While Lugano requires significant investments in working capital for growth; investments in Lugano do not materially increase CODI’s leverage above target $80.0$77.5$75.0Annual Estimated EBITDA Growth $230.2$221.5$212.7CODI "Leveragability" at Target (3.5x) -$297.8-$297.8-$297.8Estimated Adjusted Investment in WC1 $149.3$146.8$144.3Estimated Cash Created at Lugano2 -$64.9-$64.9-$64.9Less: Allocation of all CODI corporate Costs and Dividends3 $16.8$5.6-$5.7Liquidity Contribution / Leakage From Lugano -0.031x-0.010x+0.011xImpact on CODI Leverage Illustrative 1 Assumes 1-2 salons opened per year 2 Equal to EBITDA less estimated CapEx and Taxes 3 Includes allocation of corporate costs, management fees, interest and dividends

Consumer – Subsidiary Outlook*

Subsidiary	Organic Growth Outlook (2025 – 2028)	Long-Term Adjusted EBITDA Margins[1]	Anticipated Key Drivers
5.11	MSD	>15%	• Continued consumer penetration and improved assortment • EBITDA margin improvement driven by mix shift towards DTC & greater efficiencies
BOA DIALED IN.	DD	~40%	• Continued penetration of existing markets • EBITDA growth driven primarily by topline with modest margin improvements
The HoneyPot company	DD	>25%	• Continued market share gains driven by increased demand for "better for you" personal care • EBITDA growth driven primarily by topline with modest margin improvements due to continued brand investments
PRIMALOFT	HSD+	~40%	• Continued market share gains driven by increased demand for sustainable solutions • EBITDA growth in line with topline growth
VELOCITY OUTDOOR	LSD	~15%	• Growth driven by innovation in core crossbow business category • EBITDA margins return to historical levels after impact of channel destocking and reduced IP litigation expense

*Based on management's current estimates and assumptions. These are subject to significant uncertainties and contingencies and are based upon management's current assumptions, which are subject to change.
[1]Adjusted EBITDA Margin is a non-GAAP financial measure

compassdiversified.com Industrial (as of 9/30/24) 3 $700M+ -4.0% Subsidiary Companies TTM Revenue TTM Revenue Growth $122M+ 17.4% TTM Adj. EBITDA1 TTM Adj. EBITDA Margin1 Industrial Subsidiaries Long-Term Outlook MSD Organic Revenue Growth >18% Adjusted EBITDA Margin ++ Capital Deployment Overview 1Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures

compassdiversified.com Industrial – Subsidiary Outlook* Anticipated Key Drivers Anticipated Long-Term EBITDA Margins Organic Growth Outlook (2025 – 2028)Subsidiary • Recent acquisition of Lifoam strengthens position in faster growth cold chain market • Stable long-term margins ~20%MSD • Continued strong growth in core markets (e.g. Aerospace/Defense) • Margin expansion driven by operating leverage as well as improved mix following recent investments >15% MSD • Modest volume growth driven by increases in corporate travel and further product and customer expansion • Stable long-term margins >15% LSD *Based on management’s current estimates and assumptions. These are subject to significant uncertainties and contingencies and are based upon management’s current assumptions, which are subject to change. 1Adjusted EBITDA Margin is a non-GAAP financial measure

compassdiversified.com Long-Term Financial Outlook Stephen Keller Executive Vice President & Chief Financial Officer

Delivering For All Stakeholders

Guided by Values, Driven By Excellence

Empowering Success	*Driving Growth*	*Exceeding Expectations*

Our Businesses



$421,000
2.4x
$179,000
2016
2023
2024E*

Subsidiary Adjusted EBITDA[1]

Our Communities

	2022	2024	Trend
S&P Global	21	23	↗
MSCI	BB	BBB	↗
SUSTAINALYTICS	N/A	26.8	↗
ISS ESG	N/A	C-	↗

ESG Ratings

Our Shareholders

Since IPO (5/2006 - 12/31/2024)	Total Return
CODI	+595%
Russell 2000®	+288%



COMPASS DIVERSIFIED
Russell 2000®

Total Return

Our Employees

>90%

Employees believe CODI is a great place to work

[1]Subsidiry adjusted EBITDA is a non-GAAP financial measure. Please see Appendix.

compassdiversified.com Adjusted EBITDA1 (as reported2) Significant increase in adjusted EBITDA over 3, 5, & 10 years EBITDA growth driven by organic and inorganic investment and active subsidiary management Targeting sustained DD+ growth in adjusted EBITDA 1Adjusted EBITDA is a non-GAAP financial measure. Please see Appendix. 2As presented in the annual or quarterly report filed with the SEC in the year indicated. $167.8 $195.1 $249.5 $226.1 $249.2 $327.3 $369.8 $340.9 2016 2017 2018 2019 2020 2021 2022 2023 2024E* $Millions CAGR >12%

compassdiversified.com Continued strong operating performance at subsidiaries is driving increased retained cash 1Retained Cash is a non-GAAP financial measure. Please see Appendix. $1.0 $57.1 $64.8 $79.5 $66.3 2020 2021 2022 2023 2024 (YTD Sept) $Millions Retained Cash1 (before Working Capital) Increased retained cash supports long-term strategic goals Organic de-levering Deploying capital for new acquisitions Investing in subsidiaries

Strong Balance Sheet

Balance Sheet & Secured Debt

Est. as of 1/10/2025

Cash:	~$47 Million
Revolver:	~$0 Million
Term Loan:	~$575 Million

Availability

Revolver:	~$600 Million

Unsecured Debt

73% of debt fixed at blended 5.20%

$1,000M
5.25% Fixed
Due 2029

$300M
5.0% Fixed
Due 2032

Capital Structure



13%
40%
57%
Common Equity
Preferred Equity
Debt

Rate on debt	**6.6%**
Rate on preferred	**7.7%**

compassdiversified.com History of Successfully Deleveraging CODI has a demonstrated history of paying down its debt and is committed to staying conservatively levered 3.7x 2.9x 2.5x 2.6x 2.8x 3.0x 3.5x 3.5x 3.9x 3.9x 3.6x 1.9x 1.9x 1.4x 1.75x 1.9x 1.8x 3.2x 2.9x 2.6x 2.9x 2.96x 3.04x 2.98x 3.93x 3.97x 3.87x 4.08x 4.03x 3.1x 3.8x 3.72x 3.68x Sep-16 Dec-16 Mar-17 Jun-17 Sep-17 Dec-17 Mar-18 Jun-18 Sep-18 Dec-18 Mar-19 Jun-19 Sep-19 Dec-19 Mar-20 Jun-20 Sept-20 Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Dec-23 Mar-24 Jun-24 Sep-24 Dec-24 Reported Leverage at Quarter End FOXF Secondary Sales Sale Sale Sale Series BSeries A Series C Common Shares Secondary Offering $200mm ATM Equity Proceeds $75mm Private Placement Sale Reported Leverage at quarter end other than for 12/31/24 which is management's estimate based on estimate of 2024 results and impact of the sale of Ergobaby. $100mm ATM Equity ProceedsPreferred Series Offering

compassdiversified.com Maintain Long-Term Leverage Target of 3.0x to 3.5x Financing Strategy & Outlook Secure Access to Diverse Sources Capital Ensure Significant Liquidity to Fund Subsidiary Growth and Drive Strategic Acquisitions

compassdiversified.com Capital Allocation Priorities 1. Continued Investment in Subsidiaries  Organic investment in innovative and disruptive businesses  Strategic add-ons 3. Efficient Return of Capital 2. Platform Acquisitions  Active but disciplined capital allocation  Target of 1-2 platform acquisitions per year

compassdiversified.com Long-Term Outlook* HSD+ ~25% >10% Organic Sales Growth* Subsidiary Adjusted EBITDA%* Adjusted Earnings Growth* Drive Organic Growth in Sales & Margins Actively Acquire Attractive Platform Businesses Opportunistically Divest Subsidiaries *Based on management’s current estimates and assumptions. These are subject to significant uncertainties and contingencies and are based upon management’s current assumptions, which are subject to change. **Organic Sales Growth, Adjusted EBITDA % and Adjusted Earnings Growth are non-GAAP financial measures.

compassdiversified.com Q&A

compassdiversified.com Panel Discussion Elias Sabo, CEO of Compass Diversified in conversation with: Troy Brown Anne Cavassa Terry A. Moody

compassdiversified.com Appendix

Appendix:

Subsidiary Snapshot (as of 9/30/2024)

Subsidiaries ($ in millions)	Year Acquired	TTM PF Revenue 9/30/24	TTM PF Revenue Growth Rate	TTM PF Sub. Adj. EBITDA 9/30/24	TTM PF Sub. Adj. EBITDA Growth Rate	PF Sub. Adj. EBITDA Margin 9/30/24	TTM Capital Expenditures 9/30/24	Purchase Price + Add-ons
5.11	2015	$535	2.6%	$74	2.5%	13.8%	$5	$408
BOA	2020	$185	18.8%	$71	26.4%	38.1%	$3	$454
Ergobaby	2010	$94	1.8%	$11	-18.5%	11.7%	$1	$173
Lugano	2021	$426	58.9%	$167	78.6%	39.1%	$9[1]	$263
PrimaLoft	2022	$71	-1.0%	$26	-6.2%	36.8%	$0	$541
The Honey Pot[3]	2024	$111	8.5%	$30	23.5%	27.3%	$0	$377
Velocity	2017	$123	-30.7%	$6	-57.6%	4.6%	$3	$268
Total Branded Consumer:		**$1,545**	**11.2%**	**$384**	**27.9%**	**24.8%**	**$21**	**$2,484**
Less: Ergobaby		($94)		($11)			($1)	($173)
Total Branded Consumer (ex-Ergo)		**$1,451**	**11.9%**	**$373**	**30.0%**	**25.7%**	**$20**	**$2,311**
Altor	2018	$214	-12.0%	$45	-8.8%	20.8%	$7	$327
Arnold	2012	$175	9.8%	$31	18.3%	17.6%	$18	$163
Sterno	2014	$318	-4.3%	$46	1.9%	14.6%	$7	$344
Total Industrial		**$707**	**-3.8%**	**$122**	**1.0%**	**17.2%**	**$31**	**$834**
Total – Consolidated		***$2,252***	***6.0%***	***$505[2]***	***20%***	***22.5%***	***$52***	***$3,319***
Total – Consolidated (ex- Ergo)		**$2,158**	**6.2%**	**$495**	**21.5%**	**22.9%**	**$51**	**$3,145**

1. Growth capex at Lugano for retail store rollout.
2. Subsidiary Adj. EBITDA does not include ~$86M of corporate expenses.
3. On February 1, 2024, the Company announced the completion of its acquisition of The Honey Pot Company, LLC. Information prior to acquisition was from Honey Pot's management.

Appendix:
Net Income to Non-GAAP Adjusted Earnings

	Three Months Ended		Nine Months Ended	
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net income (loss)	$ 31,461	$ (3,760)	$ 23,519	$ 122,964
Income from discontinued operations, net of tax	—	8,950	—	21,790
Gain on sale of discontinued operations, net of tax	—	1,274	3,345	103,495
Net income (loss) from continuing operations	$ 31,461	$ (13,984)	$ 20,174	$ (2,321)
Less: income (loss) from continuing operations attributable to non-controlling interest	9,397	5,721	22,632	13,390
Net income (loss) attributable to Holdings - continuing operations	$ 22,064	$ (19,705)	$ (2,458)	$ (15,711)
Adjustments:				
Less: Distributions paid - Preferred Shares	(6,345)	(6,045)	(18,491)	(18,136)
Add: Amortization expense – intangibles and inventory step up	26,798	23,956	84,553	73,081
Add: Impairment expense	—	32,568	8,182	32,568
Less: Tax effect – impairment expense	—	(4,308)	—	(4,308)
Gain loss on sale of Crosman	(388)	—	24,218	—
Tax effect – loss on sale of Crosman	—	—	7,254	—
Add: Stock Compensation	4,769	2,750	13,026	7,598
Add: Acquisition expenses	—	—	3,479	—
Add: Integration Services Fee	875	—	1,750	2,375
Add (Less): Other	963	349	1,368	1,129
Adjusted Earnings	$ 48,736	$ 29,565	$ 122,881	$ 78,596

Appendix:
Adjusted EBITDA | Quarter Ended September 30, 2024

In OOO's	Corporate	5.11	BOA	Ergo	Lugano	PrimaLoft	THP	Velocity	Altor	Arnold	Sterno	Consolidated
Net income (loss)	($8,715)	$9,737	$3,902	($3,229)	$24,272	($4,273)	($160)	$1,831	$2,682	$2,260	$3,154	$31,461
Adjusted for:												
Provision (benefit) for income taxes		$1,782	$1,451	$136	$8,342	($2,315)	($20)	($2,223)	$1,466	$1,196	$939	$10,754
Interest expense, net	$27,238	($2)	($4)	—	—	($10)	($3)	($1)		$139	—	$27,357
Intercompany interest	($41,375)	$3,334	$4,925	$2,116	$15,080	$4,480	$2,907	$2,038	$1,735	$1,816	$2,944	—
Loss on debt extinguishment	—	—	—	—	—	—	—	—	—	—	—	—
Depreciation and amortization	$118	$5,617	$5,402	$2,053	$2,699	$5,337	$4,166	$1,397	$4,080	$2,340	$4,960	$38,169
EBITDA	($22,734)	$20,468	$15,676	$1,076	$50,393	$3,219	$6,890	$3,042	$9,963	$7,751	$11,997	$107,741
Other income (expense)	—	$13	($110)	$17	($68)	$1	$25	($164)	$58	—	($81)	($309)
Non-controlling shareholder compensation	—	$544	$1,504	$232	$459	$828	$540	$186	$237	$4	$235	$4,769
Impairment expense	—	—	—	—	—	—	—	—	—	—	—	—
Acquisition expenses	—	—	—	—	—	—	—	—	—	—	—	—
Integration services fee	—	—	—	—	—	—	$875	—	—	—	—	$875
Other	—	—	—	—	—	—	—	—	—	$880	$83	$963
Adjusted EBITDA	($22,734)	$21,025	$17,070	$1,325	$50,784	$4,048	$8,330	$3,064	$10,258	$8,635	$12,234	$114,039

Appendix:
Adjusted EBITDA | Quarter Ended September 30, 2023

In 000's	Corporate	5.11	BOA	Ergo	Lugano	PrimaLoft	Velocity	Altor	Arnold	Sterno	Consolidated
Net income (loss)	($13,750)	$5,834	$4,257	($261)	$14,584	($4,893)	($28,881)	$5,042	$2,103	$1,981	($13,984)
Adjusted for:											
Provision (benefit) for income taxes	—	$1,920	$865	($620)	$4,210	($2,566)	($2,951)	$1,460	$876	$643	$3,837
Interest expense, net	$27,525	($2)	($4)	—	—	($3)	$38	—	$6	—	$27,560
Intercompany interest	($34,708)	$5,477	$1,571	$2,144	$8,930	$4,635	$3,633	$2,549	$1,706	$4,063	—
Loss on debt extinguishment	—	—	—	—	—	—	—	—	—	—	—
Depreciation and amortization	$380	$6,573	$5,930	$2,033	$2,081	$5,361	$3,272	$4,215	$2,126	$4,984	$36,955
EBITDA	($20,553)	$19,802	$12,619	$3,296	$29,805	$2,534	($24,889)	$13,266	$6,817	$11,671	$54,368
Other income (expense)	—	$98	($63)	—	$71	($9)	($425)	($362)	$8	($363)	($1,045)
Non-controlling shareholder compensation	—	$258	$736	$312	$472	$262	$228	$234	$8	$240	$2,750
Impairment expense	—	—	—	—	—	—	$32,568	—	—	—	$32,568
Acquisition expenses	—	—	—	—	—	—	—	—	—	—	—
Integration services fee	—	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	$349	$349
Adjusted EBITDA	($20,553)	$20,158	$13,292	$3,608	$30,348	$2,787	$7,482	$13,138	$6,833	$11,897	$88,990

Appendix:
Adjusted EBITDA | Nine Months Ended September 30, 2024

In OOO's	Corporate	5.11	BOA	Ergo	Lugano	PrimaLoft	THP	Velocity	Altor	Arnold	Sterno	Consolidated
Net income (loss)	($21,151)	$18,594	$16,248	($6,337)	$59,257	($5,261)	($7,764)	($53,368)	$6,076	$6,169	$7,711	$20,174
Adjusted for:												
Provision (benefit) for income taxes	—	$4,792	$3,920	$516	$20,010	($1,731)	($2,589)	$7,074	$3,192	$3,182	$2,594	$40,960
Interest expense, net	$77,280	($3)	($16)	—	$3	($15)	($28)	$53	—	$220	—	$77,494
Intercompany interest	($122,209)	$10,114	$15,716	$6,364	$40,417	$13,526	$7,827	$7,620	$5,612	$5,313	$9,700	—
Loss on debt extinguishment	—	—	—	—	—	—	—	—	—	—	—	—
Depreciation and amortization	$552	$17,198	$16,251	$6,427	$7,571	$15,987	$14,811	$6,679	$12,250	$6,754	$14,850	$119,330
EBITDA	($65,528)	$50,695	$52,119	$6,970	$127,258	$22,506	$12,257	($31,942)	$27,130	$21,638	$34,855	$257,958
Other income (expense)	$462	$86	$22	$12	($61)	$5	($5)	$25,734	$2,722	($9)	($423)	$28,545
Non-controlling shareholder compensation	—	$1,630	$4,352	$738	$1,662	$1,823	$1,157	$556	$741	$13	$354	$13,026
Impairment expense	—	—	—	—	—	—	—	$8,182	—	—	—	$8,182
Acquisition expenses	—	—	—	—	—	—	$3,479	—	—	—	—	$3,479
Integration services fee	—	—	—	—	—	—	$1,750	—	—	—	—	$1,750
Other	—	—	—	—	—	—	$90	—	—	$880	$398	$1,368
Adjusted EBITDA	($65,066)	$52,411	$56,493	$7,720	$128,859	$24,334	$18,728	$2,530	$30,593	$22,522	$35,184	$314,308

Appendix:
Adjusted EBITDA | Nine Months Ended September 30, 2023

In 000's	Corporate	5.11	BOA	Ergo	Lugano	PrimaLoft	Velocity	Altor	Arnold	Sterno	Consolidated
Net income (loss)	($40,914)	$11,850	$15,151	($1,114)	$31,468	($5,500)	($36,862)	$12,244	$6,911	$4,445	($2,321)
Adjusted for:											
Provision (benefit) for income taxes	—	$3,990	$2,224	($1,272)	$10,295	($3,125)	($5,905)	$4,094	$3,264	$1,512	$15,077
Interest expense, net	$80,123	($4)	($9)	—	$4	($9)	$232	—	$16	—	$80,353
Intercompany interest	($99,433)	$15,698	$5,032	$6,484	$22,660	$13,343	$10,070	$8,183	$5,078	$12,885	—
Loss on debt extinguishment	—	—	—	—	—	—	—	—	—	—	—
Depreciation and amortization	$1,056	$19,866	$17,436	$6,112	$6,971	$16,084	$10,023	$12,558	$6,248	$15,016	$111,370
EBITDA	($59,168)	$51,400	$39,834	$10,210	$71,398	$20,793	($22,442)	$37,079	$21,517	$33,858	$204,479
Other income (expense)	($128)	($103)	$117	$29	($5)	$130	($1,179)	$201	($1)	($1,161)	($2,100)
Non-controlling shareholder compensation	—	$988	$2,069	$936	$1,312	$219	$686	$800	$26	$562	$7,598
Impairment expense	—	—	—	—	—	—	$32,568	—	—	—	—
Acquisition expenses	—	—	—	—	—	—	—	—	—	—	—
Integration services fee	—	—	—	—	—	$2,375	—	—	—	—	$2,375
Other	—	—	—	—	—	—	—	—	—	$1,129	$1,129
Adjusted EBITDA	($59,296)	$52,285	$42,020	$11,175	$72,705	$23,517	$9,633	$38,080	$21,542	$34,388	$246,049

Appendix:
Adjusted EBITDA | Full Year Ended December 31, 2023

In 000's	Corporate	5.11	BOA	Ergo	Lugano	PrimaLoft	Velocity	Altor	Arnold	Sterno	Consolidated
Net income (loss) from continuing operations	($51,761)	$21,690	$16,496	($2,601)	$52,315	($69,883)	($40,045)	$16,504	$10,434	$8,115	($38,736)
Adjusted for:											
Provision (benefit) for income taxes	$301	$4,994	$2,863	($1,309)	$14,589	($5,672)	($5,616)	$5,890	$4,185	$1,106	$21,331
Interest expense, net	$104,855	($8)	($18)	—	$4	($11)	$352	—	$5	—	$105,179
Intercompany interest	($134,835)	$20,244	$7,580	$8,595	$32,837	$18,123	$13,510	$10,486	$6,806	$16,654	—
Loss on debt extinguishment	—	—	—	—	—	—	—	—	—	—	—
Depreciation and amortization	$1,399	$26,009	$22,932	$8,110	$9,229	$21,478	$13,282	$16,741	$8,441	$19,959	$147,580
EBITDA	($80,041)	$72,929	$49,853	$12,795	$108,974	($35,965)	($18,517)	$49,621	$29,871	$45,834	$235,354
Other (income) expense	($128)	($515)	$98	$36	($80)	$62	($1,210)	$1,440	($5)	($1,441)	($1,743)
Non-controlling shareholder compensation	—	$1,191	$3,019	$1,214	$1,474	$980	$914	$986	$27	$860	$10,665
Impairment expense	—	—	—	—	—	$57,810	$31,590	—	—	—	$89,400
Acquisition expenses	—	—	—	$321	—	—	—	—	—	—	$321
Integration services fee	—	—	—	—	—	$2,375	—	—	—	—	$2,375
Other	—	—	$3,072	—	—	—	—	—	—	$1,434	$4,506
Adjusted EBITDA	($80,169)	$73,605	$56,042	$14,366	$110,368	$25,262	$12,777	$52,047	$29,893	$46,687	$340,878

Appendix:
Adjusted EBITDA | Full Year Ended December 31, 2022

In 000's	Corporate	5.11	BOA	Ergo	Lugano	PrimaLoft	Velocity	Altor	Arnold	Sterno	Consolidated
Net income (loss) from continuing operations	($77,990)	$22,633	$42,613	($18,669)	$27,934	($17,741)	$4,127	$9,662	$7,683	$3,406	$3,658
Adjusted for:											
Provision (benefit) for income taxes	$12,119	$7,125	$6,527	($4,274)	$11,889	($3,878)	$1,562	$3,174	$3,329	($480)	$37,093
Interest expense, net	$83,243	—	($25)	$10	$16	($7)	$229	—	$26	—	$83,492
Intercompany interest	($92,177)	$13,761	$7,410	$6,026	$12,773	$7,512	$10,282	$10,742	$5,518	$18,153	—
Loss on debt extinguishment	$534	—	—	—	—	—	—	—	—	—	$534
Depreciation and amortization	$1,405	$22,972	$21,993	$8,094	$11,533	$10,465	$13,374	$16,403	$8,041	$20,293	$134,573
EBITDA	($72,866)	$66,491	$78,518	($8,813)	$64,145	($3,649)	$29,574	$39,981	$24,597	$41,372	$259,350
Other (income) expense	($58)	($217)	$1,043	$6	$2	$112	$2,417	$766	($20)	($1,730)	$2,321
Non-controlling shareholder compensation	—	$1,511	$2,511	$1,479	$1,179	$2,142	$971	$1,321	$40	$844	$11,998
Impairment expense	—	—	—	$20,552	—	—	—	—	—	—	$20,552
Acquisition expenses	—	—	—	—	—	$5,680	$222	$216	—	—	$6,118
Integration services fee	—	—	—	—	$1,688	$2,375	—	—	—	—	$4,063
Other	—	—	—	$250	—	—	—	—	—	$1,330	$1,580
Adjusted EBITDA	($72,924)	$67,785	$82,072	$13,474	$67,014	$6,660	$33,184	$42,284	$24,617	$41,816	$305,982

Appendix:
Retained Cash Calculation

($000's)	12/31/2020	12/31/2021	12/31/2022	12/31/2023	9/30/2024
Net Cash Provided by (Used in) Operating Activities	**$148,625**	**$134,051**	**-$28,291**	**$78,080**	**-$77,610**
Changes in Operating Assets and Liabilities (working capital)	(3,349)	80,990	252,377	153,310	253,902
Less:					
Capital Expenditures	(30,764)	(39,880)	(64,274)	(55,776)	(34,507)
Preferred Distributions	(23,678)	(24,181)	(24,181)	(24,181)	(18,941)
Common Distributions	(89,856)	(93,834)*	(70,845)	(71,967)	(56,577)
Retained cash before working capital changes	***$978***	***$57,146***	***$64,786***	***$79,466***	***$66,267***

*Excludes special distribution of $57.1M

compassdiversified.com Appendix Adjusted EBITDA (Historical) As reported in the annual (10K) report filed with the SEC in the year indicated.

compassdiversified.com Appendix: Adjusted EBITDA (as Reported*) | Full Year 2016 *As reported in the annual (10K) report filed with the SEC in the year indicated. Amount In $000s

compassdiversified.com Appendix: Adjusted EBITDA (as Reported*) | Full Year 2017 *As reported in the annual (10K) report filed with the SEC in the year indicated. Amount In $000s

compassdiversified.com Appendix: Adjusted EBITDA (as Reported*) | Full Year 2018 *As reported in the annual (10K) report filed with the SEC in the year indicated. Amount In $000s

compassdiversified.com Appendix: Adjusted EBITDA (as Reported*) | Full Year 2019 *As reported in the annual (10K) report filed with the SEC in the year indicated. Amount In $000s

compassdiversified.com Appendix: Adjusted EBITDA (as Reported*) | Full Year 2020 *As reported in the annual (10K) report filed with the SEC in the year indicated. Amount In $000s

compassdiversified.com Appendix: Adjusted EBITDA (as Reported*) | Full Year 2021 *As reported in the annual (10K) report filed with the SEC in the year indicated. Amount In $000s

compassdiversified.com Appendix: Adjusted EBITDA (as Reported*) | Full Year 2022 *As reported in the annual (10K) report filed with the SEC in the year indicated. Amount In $000s

Appendix:
Adjusted EBITDA (as Reported*) | Full Year 2023

Adjusted EBITDA
Year ended December 31, 2023

(in thousands)	Corporate	5.11	BOA	Ergo	Lugano	PrimaLoft	Velocity Outdoor	Altor Solutions	Arnold	Sterno	Consolidated
Net income (loss) from continuing operations	$ (51,761)	$ 21,690	$ 16,496	$ (2,601)	$ 52,315	$ (69,883)	$ (40,045)	$ 16,504	$ 10,434	$ 8,115	$ (38,736)
Adjusted for:											
Provision (benefit) for income taxes	301	4,994	2,863	(1,309)	14,589	(5,672)	(5,616)	5,890	4,185	1,106	21,331
Interest expense, net	104,855	(8)	(18)	—	4	(11)	352	—	5	—	105,179
Intercompany interest	(134,835)	20,244	7,580	8,595	32,837	18,123	13,510	10,486	6,806	16,654	—
Loss on debt extinguishment	—	—	—	—	—	—	—	—	—	—	—
Depreciation and amortization	1,399	26,009	22,932	8,110	9,229	21,478	13,282	16,741	8,441	19,959	147,580
EBITDA	(80,041)	72,929	49,853	12,795	108,974	(35,965)	(18,517)	49,621	29,871	45,834	235,354
Other (income) expense	(128)	(515)	98	36	(80)	62	(1,210)	1,440	(5)	(1,441)	(1,743)
Non-controlling shareholder compensation	—	1,191	3,019	1,214	1,474	980	914	986	27	860	10,665
Impairment expense	—	—	—	—	—	57,810	31,590	—	—	—	89,400
Acquisition expenses	—	—	—	321	—	—	—	—	—	—	321
Integration services fee	—	—	—	—	—	2,375	—	—	—	—	2,375
Other	—	—	3,072	—	—	—	—	—	—	1,434	4,506
Adjusted EBITDA	$ (80,169)	$ 73,605	$ 56,042	$ 14,366	$ 110,368	$ 25,262	$ 12,777	$ 52,047	$ 29,893	$ 46,687	$ 340,878

*As reported in the annual (10K) report filed with the SEC in the year indicated.

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